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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 15, 1997 in the Registration Statement (Form S-4) and related Prospectus of Grove Investors LLC and Grove Investors Capital, Inc. for the registration of $56,652,000 14 1/2% Senior Debentures due 2010.



                                            /s/ Ernst & Young LLP


Baltimore, Maryland
August 10, 1999